                                                               EXECUTION VERSION

                          QUANTA CAPITAL HOLDINGS LTD.
                            55,000,000 COMMON SHARES

                          PURCHASE/PLACEMENT AGREEMENT

AUGUST 27, 2003

                          PURCHASE/PLACEMENT AGREEMENT

                                                                 August 27, 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

         Quanta Capital Holdings Ltd., a Bermuda exempted company (the
"Company"), proposes to sell to you, Friedman, Billings, Ramsey & Co., Inc.
("FBR"), as initial purchaser, an aggregate of 41,748,430 (or as otherwise agreed in writing by the Company and FBR) common shares (the "Initial Shares")
of the Company, par value $0.01 per share (the "Common Shares"). FBR will also act as the Company's exclusive placement agent in connection with the Company's offer and sale (the "Private Placement") of 13,251,570 (or as otherwise agreed in writing by the Company and FBR) Common Shares (the "Initial Regulation D
Shares"), for sale to certain "accredited investors" (as defined below) and to the Company's directors, officers, shareholders, employees and other parties identified to FBR (collectively, "Participants"), as set forth in the Final
Memorandum (as defined herein) under the headings "Private Placement" and "Plan of Distribution". In addition, an aggregate of up to 8,250,000 additional Common
Shares (the "Option Shares") may be sold within thirty days hereof as follows
(1) any or all of such Option Shares (the "Resale Option Shares" and, together with the Initial Shares, the "Resale Shares") may be sold to you pursuant to the option described in Section 1(b) hereof for resale or (2) any or all of such
Option Shares (the "Regulation D Option Shares" and, together with the Initial
Regulation D Shares, the "Regulation D Shares"), may be sold by Company to additional Participants. The Resale Shares and the Regulation D Shares are
hereinafter collectively called the "Shares". Except as described in Section
1(c) hereof, the Regulation D Shares will be sold by the Company pursuant to this Agreement at a price of $10.00 per share (the "Offering Price").

         The sale of the Shares to you and to the Participants, respectively, will be made without registration of the Shares under the Securities Act of
1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section
4(2) thereof and Regulation D thereunder. You have advised the Company that you will make offers and sales of the Resale Shares purchased by you hereunder in accordance with Section 3 hereof on the terms set forth in the Final Memorandum
("Exempt Resales"), as soon as you deem advisable after this Agreement has been executed and delivered.

         Simultaneously with the sale of the Shares pursuant to this Agreement, the Company will consummate (1) the purchase (the "ESC Acquisition") of all of the issued and outstanding capital stock of Environmental Strategies Corporation
(including its wholly-owned subsidiaries, "ESC") from its shareholders ("ESC
Holders") pursuant to the stock purchase agreement, dated as of July 17, 2003
(the "ESC Agreement"), by and among Quanta Reinsurance U.S. Ltd. ("Quanta U.S.
Re"), a wholly-owned subsidiary of the Company, and the ESC Holders.

         In addition, the Company's subsidiary, Quanta U.S. Holdings Inc.
("Quanta U.S. Holdings"), has entered into a stock purchase agreement, dated as of July 17, 2003 (the "E&S Agreement"), to purchase (the "E&S Acquisition") all of the issued and outstanding capital stock of Chubb Corporate Solutions
Insurance Company ("E&S") from Federal Insurance Company, a subsidiary of The
Chubb Corporation.

         ESC and E&S are sometimes referred to as the "Targets". The ESC
Acquisition and the E&S Acquisition are sometimes referred to as the
"Acquisitions".

         In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, dated July 21, 2003 (the "Preliminary
Memorandum"), and a final offering memorandum, dated August 27, 2003 (the "Final
Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Targets and the Shares.
The Company hereby confirms that it has authorized the use of the Preliminary
Memorandum and the Final Memorandum in connection with (1) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and (2) the Private Placement. Any references to the Preliminary
Memorandum or the Final Memorandum shall be deemed to include all appendices thereto.

         It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement among the Company, FBR, MTR Capital Holdings, LLC,
BEM Specialty Investments, LLC, Russ Family, LLC, CPD & Associates, LLC and BEM
Investments, LLC to be dated as of the Closing Date (the "Registration Rights
Agreement").

         The Company and FBR agree as follows:

         1.     Sale and Purchase:
                ------------------

         (a)    Initial Shares. Upon the basis of the warranties and
representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the
Initial Shares at a purchase price of $9.30 per share.

         (b)    Resale Option Shares. In addition, upon the basis of the
warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants to FBR an option to purchase all or any part of the Option Shares that are not Regulation D Option Shares (i.e., the sum of the Resale Option Shares
and the Regulation D Option Shares shall not exceed 8,250,000 Common Shares).
The option hereby granted will expire thirty days after the date hereof and may be exercised in whole or in part from time to time, upon written notice to the
Company, in accordance with paragraph (e) below.

         (c)    Initial Regulation D Shares. The Company agrees to issue and sell the Initial Regulation D Shares for which Participants have subscribed pursuant to the terms and conditions set forth in the form of subscription agreement attached hereto as Exhibit A (each a "Subscription Agreement"). As compensation for the services to be provided by FBR in connection with the
Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein) an amount equal to 7.0% of the

Offering Price (the "Placement Fee") per Initial Regulation D Share sold at such time; provided, however, that FBR shall receive no Placement Fee with respect to an aggregate of 763,728 Initial Regulation D Shares to be issued and sold to, among others, members of the Company's board of directors, management and their affiliates, which shares shall be issued and sold at a price per share equal to the price set forth in Section 1(a) hereof.

         (d)    Regulation D Option Shares. The Company hereby agrees that it may, within thirty days of the date of this Agreement, issue and sell all or any part of the Option Shares that are not Resale Option Shares (i.e., the sum of the Resale Option Shares and the Regulation D Option Shares shall not exceed
8,250,000 Common Shares) for which additional Participants have subscribed pursuant to the terms and conditions set forth in the Subscription Agreement.
FBR shall receive the Placement Fee with respect to any such Regulation D Option
Shares. Any sale under this paragraph (d) and under paragraph (b) above, is referred to as a "Sale of Option Shares".

         (e)    Sale of Option Shares. Prior to any Sale of Option Shares, FBR
shall give notice to the Company setting forth the number of Option Shares to be sold and the time and date of payment and delivery for such Option Shares (a
"Date of Delivery"), which shall be no sooner than three full business days after delivery of such notice (and in no event prior to the Closing Time, as hereinafter defined). As promptly as practicable following notice by FBR to the
Company, the Company and its legal counsel will determine whether additional or changed disclosure is required to be included in the Final Offering Memorandum, and if so, prepare such disclosure, and such disclosure will be in form reasonably satisfactory to FBR and its counsel. In addition, FBR agrees to promptly deliver any such additional or changed disclosure to potential purchasers in the Sale of Option Shares. FBR may from time to time increase or decrease the offering price of the Resale Option Shares to such extent as FBR may determine.

         2.     Payment and Delivery:
                --------------------

         (a)    Initial Shares. Payment of the purchase price for the Initial
Shares shall be made to the Company by wire transfer of immediately available funds against delivery of the certificates for the Initial Shares to you for your account. Such payment and delivery shall be made at 10:00 a.m., New York
City time, on the third (fourth, if pricing occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by FBR and the Company)
(the "Closing Date"). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time". Initial Shares eligible for services through The Depository Trust Company ("DTC") shall be issued, countersigned, registered and delivered in global certificate form through the facilities at DTC in such names and denominations as FBR shall specify.
Certificates for Initial Shares not eligible for services through DTC shall be delivered to FBR in definitive form registered in such names and in such denominations as FBR shall specify.

         (b)    Resale Option Shares. In addition, in the event the option with respect to the Resale Option Shares is exercised in whole or in part on one or more occasions, payment of the purchase price for the Option Shares so purchased shall be made to the Company by wire transfer of immediately available funds, against delivery of the certificates for the Option Shares to you for your account. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery determined pursuant to Section 1(e) above. Resale
Option Shares eligible for services through DTC shall be issued, countersigned, registered and delivered in global certificate form through the facilities at
DTC in such names and denominations as FBR shall specify. Certificates for
Resale Option Shares not eligible for services through DTC shall be delivered to
FBR in definitive form registered in such names and in such denominations as FBR shall specify.

         (c)    Regulation D Shares. To the extent that the purchase price for the Initial Regulation D Shares has been received by the Company or FBR, on behalf of the Company, prior to the Closing Time, the Initial Regulation D
Shares shall be issued, registered and delivered in global certificate form through the facilities at DTC as specified by each Participant at the Closing
Time in exchange for payment therefor as provided in each of the Subscription
Agreements. If within thirty days after the Closing Date, the Company or FBR, on behalf of the Company, receives the purchase price for any Regulation D Shares, including any Regulation D Option Shares, that were not issued at the Closing
Time, any such Regulation D Shares shall be issued, registered and delivered in global certificate form through the facilities at DTC, from time to time, at such time to be mutually agreed upon by FBR and the Company. Each time at which such payment and delivery are actually made is hereinafter sometimes called the
"Secondary Closing Time". Certificates for Regulation D Shares not eligible for services through DTC shall be delivered to the relevant Purchaser in definitive form registered in such names and in such denominations as such Purchaser shall specify.

         At each of the Closing Time and any Secondary Closing Time, the Company
shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee payable pursuant to Sections
1(c) and (d) with respect to the Regulation D Shares issued at such Closing Time or Secondary Closing Time for which the Company shall have received the purchase price.

         3.     Offering of the Shares; Restrictions on Transfer:
                ------------------------------------------------

         (a)    FBR represents and warrants to, and agrees with, the Company:

                (i)    that (1) it has not solicited and will not solicit any
offer to buy or offer to sell the Resale Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts and (2) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell or deliver the Resale Shares only to, (A) persons ("QIBs") who it reasonably believes to be
"qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to it a subscription agreement in the form of Exhibit B hereto, or (B) persons
(each a "Regulation S Purchaser") to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who

provide to it a subscription agreement in the form of Exhibit C hereto (such persons specified in clauses (A) and (B) being referred to herein as the
"Eligible Purchasers"). FBR represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for any Resale Shares being offered in reliance on Regulation S. FBR further represents and warrants that, in the case of any sale of Resale Shares to a distributor, a dealer (as defined in Section
2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one year restricted period set forth in Rule 903(b)(3)(iii) of Regulation S, it will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor; and

                (ii)   that (1) it has not solicited and will not solicit, as
placement agent for the Company, any offer to buy or offer to sell the
Regulation D Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) and (2) it has acted as placement agent for the Company in the solicitation of offers to buy the
Regulation D Shares only from, and has acted and will act as placement agent for the Company in the offer, sale or delivery of the Regulation D Shares only to, persons who it reasonably believes to be "accredited investors" (as defined in
Rule 501 under the Securities Act), or, if any such person is buying for one or more accounts for which such person is acting as fiduciary or agent with discretionary authority to make investment decisions for such accounts, only when such person has represented to FBR that each account for which it has such investment authority is an accredited investor, and, in each case, in transactions under Regulation D, who provide to the Company a subscription agreement in the form of Exhibit A hereto.

         (b)    FBR represents and warrants that:

                (i)    It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Bermuda except in compliance with the
         Investment Business Act 1998 of Bermuda.

                (ii)   (A) It has not offered or sold and will not offer or sell
         any Resale Shares to persons in the United Kingdom prior to the expiration of the period six months from the date of the issuance of the Resale Shares, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the
         Public Offers of Securities Regulations 1995 or the Financial Services
         and Markets Act 2000; (B) it has complied, and will comply, with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Resale Shares in, from or otherwise involving the United Kingdom; (C) it has only issued or passed on and will only issue or pass on in the United
         Kingdom any document received by it in connection with the issue of the
         Resale Shares to a person who is of a kind described in Articles 19, 47 or 49 of the Financial Services and Markets Act 2000 (Financial
         Promotion) Order or is a person to whom such document may otherwise lawfully be issued or passed on.

                (iii)  It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Ireland except persons authorized or exempted under the Investment Intermediaries Act, 1995 of Ireland and in compliance with the Regulations under the European Union Prospectus
         Directive and the Irish Companies Acts.

                (iv)   It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Germany, except to such persons or in such circumstances that have not resulted or will not result in an offer to the public in Germany within the meaning of the German Sales Prospectus
         Act.

                (v)    It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Norway, except to such persons or in such circumstances that have not resulted or will not result in an offer to the public in Norway within the meaning of Norwegian Securities Trading
         Act, Chapter 5.

                (vi)   It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Italy, and has not distributed and will not distribute the Preliminary Memorandum or the Final Memorandum, to
         persons in Italy other than "Professional Investors" as defined in
         Article 31, paragraph 2, of CONSOB Regulation No. 11522 of July 1,
         1998, as amended, or to more than 200 individuals pursuant to article
         100, paragraph 1 b), of Legislative Decree No. 58 of February 24, 1998
         and article 33, paragraph 1 a) of CONSOB regulation No. 11971 of May
         14, 1999, as amended, and that any offer or issue or any distribution of the Preliminary Memorandum or Final Memorandum within Italy and in connection with the offering and resale of the Resale Shares by FBR has been or will be conducted either by registered securities dealing firms
         (societa di intermediazione mobiliare) or by authorized banks or investment firms, as described by Legislative Decree No. 58 of February
         24, 1998 and CONSOB Regulation No. 11522 of July 1, 1998, as amended.

                (vii)  It has not offered, sold, transferred or delivered and will not offer, sell, transfer or deliver in or from The Netherlands as part of the initial distribution of the Resale Shares or at any time thereafter, directly or indirectly, any Resale Shares other than to individuals or legal entities, which includes, but is not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or a profession and it has submitted or shall submit a copy of the Final Memorandum to the Authority for the
         Financial Markets (Autoriteit Financiele Markten) prior to the general distribution thereof.

                (viii) It has not offered or sold and will not offer or sell any
         Resale Shares to persons in Austria except, in accordance withss.
         3/1/11 of the Capital Markets Act 1991, as amended, to a limited group of persons within the scope of their occupation or profession as for instance credit institutions (banks), investment firms, other authorized or regulated institutions, insurance companies, collective investment schemes and management companies of such schemes, pension funds as well as national governments, central banks, international and supranational institutions and other similar international organizations (but not individuals), or otherwise in circumstances which have not resulted

         and will not result in an offer to the public in Austria within the meaning of the Capital Markets Act 1991, as amended, i.e. in a private placement addressed to not more than 250 individuals, each of which is individually approached and identified by name.

                (ix)   It has not offered or sold and will not offer or sell any
         Resale Shares to any persons in Switzerland except to such persons and in such manner that will not result in a public offer in or from
         Switzerland within the meaning of the Swiss Investment Fund Legislation or the Swiss Code of Obligations.

                (x)    It has not offered or sold and will not offer or sell any
         Resale Shares to any persons in the State of Israel, except to parties that are "accredited investors" as defined in section 15 of the
         Securities Law, 5728-1968, of the State of Israel and the rules and regulations adopted thereunder.

                (xi)   It has not offered or sold and will not offer or sell any
         Resale Shares to any persons in Denmark except for "Professional
         Investors" as defined in Section 2 of Order 1207 of December 15, 2000 concerning Prospectus at the First Public Offering.

                (xii)  It has not offered or sold and will not offer or sell any
         Resale Shares to any persons in Canada except in accordance with applicable securities laws of the jurisdictions in which any such offers or sales are made.

         (c)    FBR represents and warrants to the Company that no action is being taken or is contemplated that would permit an offering or sale of the
Shares or possession or distribution of the Preliminary Memorandum or the Final
Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

         (d)    FBR agrees with the Company that it may arrange (1) for the private offer and sale of a portion of the Resale Shares to a limited number of
Eligible Purchasers (which may include affiliates of FBR) and (2) for the private offer and sale of the Regulation D Shares by the Company to "accredited investors" (as defined in Rule 501(a) under the Securities Act), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities
Act. Such Shares are referred to as "Restricted Shares".

         (e)    FBR agrees with the Company that the Shares may be resold or otherwise transferred by the holders thereof only if such Shares are registered under Section 5 of the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Restricted Shares placed by FBR:

                (i)    Sales only to certain investors. Initial offers and sales
         of the Resale Shares will be made only in Exempt Resales by FBR to
         Eligible Purchasers.

                (ii)   No general solicitation. The Shares will be offered only
         by approaching prospective purchasers on an individual basis. No general solicitation or general

         advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of such Shares.

                (iii)  Restrictions on transfer. The Final Memorandum shall state that the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the
         Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such
         Share and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Share may be made by a purchaser of a Share except as follows:

                       (A)     to the Company or any of its subsidiaries;

                       (B)     to a QIB in a transaction meeting the
                requirements of Rule 144A;

                       (C)     in a transaction exempt from, or not subject to,
                the registration requirements under the Securities Act; or

                       (D)     pursuant to an effective registration statement
                under the Securities Act;

         in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.

         (f)    FBR agrees with the Company that each initial resale of Resale
Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements
(including, without limitation, agreements with respect to indemnification and contribution) of the Company herein contained.

         (g)    Except as disclosed to the Company in writing, FBR represents, warrants and covenants that it shall not cause more than 5.0% of the Shares to be sold to any single purchaser or, to its knowledge, to any group of related or affiliated purchasers.

         4.     Representations and Warranties of the Company:
                 ---------------------------------------------

         The Company represents and warrants (except that the Company represents, warrants and covenants, (1) with respect to ESC, solely in reliance on, and only to the extent provided with respect to ESC in, the ESC Agreement and (2) with respect to E&S, solely in reliance on, and only to the extent provided with respect to E&S in, the E&S Agreement) to FBR that:

         (a)    the Resale Shares satisfy the requirements set forth in Rule
144A(d)(3) under the Securities Act;

         (b)    the Company had, at the date indicated, the duly authorized and outstanding capitalization set forth in the Final Memorandum under the caption
"Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly

authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; the Company is an exempted company duly organized and validly existing under the laws of Bermuda, with full power and authority to own its properties and conduct its business (including its operations upon consummation of the Acquisitions) as described in the Final Memorandum, and to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby (including the issuance and sale of the Shares); the Company currently has no direct or indirect subsidiaries other than Quanta Reinsurance Ltd. ("Quanta Bermuda"),
Quanta U.S. Holdings and Quanta U.S. Re (the Company's existing direct or indirect subsidiaries, are collectively referred to as "Existing Subsidiaries");
and the Company currently expects to form Quanta Insurance Ireland Ltd.
(including a branch office in the United Kingdom, "Quanta Ireland") and to acquire the Targets, as described in the Final Memorandum;

         (c)    except as described in the Final Memorandum, each of the Company and its Existing Subsidiaries is duly qualified and is in good standing in each jurisdiction (1) in which it conducts its business immediately following the
Closing Time or (2) in which it owns or leases, or will own or lease immediately following the Closing Time, real property or (3) in which it maintains, or will maintain immediately following the Closing Time, an office, and, in each case, in which such qualification is necessary, except, in which the failure, individually or in the aggregate, to be so qualified would not have a material adverse effect on the operations, business or condition of the Company and its
Existing Subsidiaries, as a whole; except as disclosed in the Final Memorandum or otherwise restricted by Bermuda law or applicable laws of the jurisdiction of any Existing Subsidiary, no Existing Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Existing Subsidiary's capital stock or from repaying to the Company or any other Existing Subsidiary any amounts which may from time to time become due under any loans or advances to such Existing
Subsidiary from the Company or such other Existing Subsidiary, or from transferring any such Existing Subsidiary's property or assets to the Company or to any other Existing Subsidiary;

         (d)    each of the Company and its Existing Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all material personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or such as do not materially and adversely affect the value of such property or do not interfere with the use proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the
Company and each Existing Subsidiary is held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final
Memorandum or are not, individually or in the aggregate, material to the Company and its Existing Subsidiaries, as a whole, or do not interfere with the use proposed to be made of such property and buildings or material personal property by the Company;

         (e)    except as described in the Final Memorandum, the Company and its
Existing Subsidiaries own or possess such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company to conduct its business as it will be conducted immediately after the Closing as described in the Final Memorandum, and the Company has not received written notice of any infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could have a material adverse effect on the operations, business or condition of the Company and its Existing Subsidiaries, taken as a whole;

         (f)    none of the Company and its Existing Subsidiaries has violated, or received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any Existing Subsidiary, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee
Retirement Income Security Act or the rules and regulations promulgated thereunder, nor any federal or state law precluding the denial of credit due to the neighborhood in which a property is situated, which violation could have a material adverse effect on the operations, business, condition, prospects or property of the Company and its Existing Subsidiaries taken as a whole;

         (g)    neither the Company nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any Existing
Subsidiary has at any time (1) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (2) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (3) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Existing Subsidiaries;

         (h)    there are no outstanding material loans or advances or
guarantees of indebtedness by the Company or any Existing Subsidiary to or for
the benefit of any of the officers or directors of the Company or any Existing
Subsidiary or any of the members of the families of any of them;

         (i)    the Company and its Existing Subsidiaries have not incurred any liability for any finder's fees or similar payments in connection with the
Acquisitions and the other transactions herein contemplated;

         (j)    the Company and its Existing Subsidiaries are not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), their respective organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Existing Subsidiary is a party or by which it is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company and its Existing
Subsidiaries, taken as a whole; and the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the
issuance of the Shares and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the organizational documents of the Company or any

                                       10

Existing Subsidiary or (2) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Existing Subsidiary is a party or by which its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Existing Subsidiary, except in the case of this clause (2) for such breaches or defaults which have been validly waived or would not have a material adverse effect on the operations, business or condition of the Company and its Existing Subsidiaries, taken as a whole;

         (k)    neither Target is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company and its
Existing Subsidiaries, taken as a whole; and neither Acquisition will conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the articles of incorporation or by-laws of the relevant Target, or (2) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Target is a party or by which the properties of such
Target may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to such Target, except in the case of this clause (2) for such breaches or defaults which have been validly waived or would not have a material adverse effect on the operations, business or condition of such Target;

         (l)    the Shares have been duly authorized by the Company and, when issued by the Company and delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and
the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the memorandum of association or bye-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise;

         (m)    this Agreement has been, the Registration Rights Agreement at the Closing Time will be and each Subscription Agreement at the Closing Time or any Secondary Closing Time will be, duly authorized, executed and delivered by the Company and are or will be legal, valid and binding agreements of the
Company enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (n)    the descriptions of the Shares and the Registration Rights
Agreement contained in the Final Memorandum conform in all material respects to the Shares and the Registration Rights Agreement; the form of certificate used to evidence the Common Shares complies in all material

                                       11

respects with all applicable statutory requirements and with any applicable requirements of the memorandum of association and bye-laws of the Company;

         (o)    assuming (1) the accuracy of FBR's representations, warranties and covenants set forth in Section 3 of this Agreement and (2) that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers,
the sale of the Resale Shares to FBR as contemplated hereby and the Exempt
Resales are exempt from the registration requirements of the Securities Act;

         (p)    assuming the accuracy of the representations, warranties and covenants of FBR set forth in Section 3 of this Agreement and of the
Participants set forth in the Subscription Agreements, the sale of the
Regulation D Shares to Participants as contemplated hereby is exempt from the registration requirements of the Securities Act;

         (q)    assuming (1) the accuracy of the representations, warranties and covenants of FBR set forth in Section 3 of this Agreement and (2) that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers,
no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement and the Registration Rights Agreement, its consummation of the transactions contemplated hereby and thereby, and its sale and delivery of the Resale Shares, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant
Date of Delivery, (B) any necessary or advisable qualification (which FBR shall request) under the securities or blue sky laws of the various jurisdictions in which the Resale Shares are being offered by FBR, (C) with or by federal or state securities regulatory authorities in connection with or pursuant to the
Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Securities and Exchange
Commission (the "Commission"), and (D) the filing of a Form D with the
Commission;

         (r)    assuming the accuracy of the representations, warranties and covenants of FBR set forth in Section 3 of this Agreement and of the
Participants set forth in the Subscription Agreements, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's sale and delivery of the Regulation D
Shares, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant Date of Delivery, (B) any necessary or advisable qualification (which FBR shall request) under the securities or blue sky laws of the various jurisdictions in which the Regulation
D Shares are being offered by FBR, (C) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights
Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (D) the filing of a Form
D with the Commission;

         (s)    except as described in the Final Memorandum, the Company and its
Existing Subsidiaries have filed all applications for approval, authority or licensing from all applicable regulatory agencies in the jurisdiction of their respective domiciles as are necessary to conduct their proposed business, subject to capitalization, immediately following the Closing Time as

                                       12

described in the Final Memorandum and have not received any notice of denial of any such approval or authority; and except as described in the Final Memorandum, following the Closing Time and capitalization, the Company and its Existing
Subsidiaries will have all necessary licenses, authorizations, consents and approvals and will have made all necessary filings required under any applicable law, regulation or rule, and will have obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their business as in effect immediately following the Closing Time, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the operations, business, properties, prospects, results of operations or condition of the Company and its Existing Subsidiaries, taken as a whole, with respect to the operations for which approval, authority or licenses from applicable regulatory agencies have not been obtained; none of the Company and its Existing Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any law, regulation or rule of the jurisdiction of their respective domiciles or any decree, order or judgment applicable to the Company or its Existing Subsidiaries the effect of which could be material and adverse to the operations, business, properties, prospects or condition of the Company and its Existing Subsidiaries, taken as a whole;

         (t)    the Final Memorandum contains accurate summaries of all material contracts, agreements, instruments and other documents of the Company and
Existing Subsidiaries that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

         (u)    the Preliminary Memorandum and the Final Memorandum do not, and
any amendment or supplement to them will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, based upon information relating to FBR furnished to the Company in writing by FBR, as set forth in Section 13 hereof;

         (v)    there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Existing
Subsidiary, or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the operations, business, condition, prospects or property of the Company and its Existing Subsidiaries, taken as a whole;

         (w)    no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange

                                       13

registered under Section 6 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

         (x     subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, there has not been (A) any material adverse change, financial or otherwise, in the business, properties, prospects, results of operations or condition, present, of the Company and its
Existing Subsidiaries, (B) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the
Company or any Existing Subsidiary, (C) any material obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Existing
Subsidiary, other than in the ordinary course of business or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

         (y)    the Company is not, and upon the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will not be, an
"investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

         (z)    there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement;

         (aa)   neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (bb)   other than with respect to state securities laws, the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

         (cc)   any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby;

         (dd)   the ESC Agreement has not been terminated;

         (ee)   the E&S Agreement has not been terminated;

         (ff)   to the Company's knowledge, the representations and warranties made with respect to ESC in the ESC Agreement are true and correct in all material respects;

         (gg)   to the Company's knowledge, the representations and warranties made with respect to E&S in the E&S Agreement are true and correct in all material respects; and

                                       14

         (hh)   The Company has complied with all provisions of Florida Statutes
Section 517.075, and the regulations thereunder, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         5.     Certain Covenants of the Company:  The Company hereby agrees with FBR:

         (a)    to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states as FBR may designate and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares, provided that the
Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state or subject itself to taxation as doing business in any jurisdiction (except service of process with respect to the offering and sale of the Shares);

         (b)    to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final
Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

         (c)    to advise FBR promptly, confirming such advice in writing, of
(1) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR upon consultation with its counsel) be required to be distributed by FBR in connection with an Exempt
Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (2) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the
Shares, or of any exemption from such qualification or from registration of the
Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to prepare and furnish, at the Company's expense, to FBR (and to any persons designated by
FBR) as promptly as practicable any proposed amendments or supplements to the
Final Memorandum as may be necessary;

         (d)    to furnish to FBR for a period of three years from the Closing
Date or until such time as the Company is subject to Section 13 or 15(d) of the
Exchange Act (provided the Company's filings with the Commission are freely available to FBR on the Commission's EDGAR system), whichever is earlier, (1)
one copy of all annual, quarterly and current reports supplied to holders of the
Shares and (2) such other information as FBR may reasonably request regarding the Company or its subsidiaries;

                                       15

         (e)    not to amend or supplement the Preliminary Memorandum or the
Final Memorandum prior to the Closing Time, any Secondary Closing Time or any
Date of Delivery unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

         (f)    during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule)
after the Closing Date in which the Company is not subject to Section 13 or
15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule l44A(d)(4) under the
Securities Act and any additional information ("PORTAL Information") required by
National Association of Securities Dealers, Inc. PortalSM Market ("PORTAL"), and
any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

         (g)    to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

         (h)    that neither the Company nor any affiliate (as defined in Rule
501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or engage in any directed selling efforts (as defined in Rule 902 of Regulation S) with regard to the
Shares;

         (i)    that neither the Company nor any affiliate (as defined in Rule
501(b) of Regulation D) of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Resale Shares in a manner that would require the registration under the Securities Act of the sale to FBR, the Eligible Purchasers of the Resale
Shares or the Participants;

         (j)    that the Company will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

         (k)    that, except as permitted by the Securities Act, the Company will not distribute any offering materials in connection with Exempt Resales;

         (l)    upon the closing of the Offering (or pursuant to the terms of the engagement letter dated June 23, 2003 between the Company and FBR), to reimburse FBR for its reasonable out-of-pocket expenses incurred in connection with the Offering, including the fees and disbursements of FBR's legal counsel and actuarial consultant;

         (m)    to pay all reasonable costs and expenses incident to the
purchase, sale and delivery of the Shares in the Offering, including, without limitation, (1) costs and expenses related to (A) the preparation of the
Preliminary Memorandum and the Final Memorandum, and

                                       16

any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR or any Participant (including costs of mailing and shipment), (B) the preparation, issuance and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale
Shares to FBR, (C) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (D) the qualification of the
Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the fees of
"blue sky" counsel) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers and (E) the designation of the Shares as PORTAL eligible securities by PORTAL, (2) all fees and expenses of filing with the Commission and the National Association of
Securities Dealers, Inc., (3) all fees and disbursements of counsel and accountants for the Company, (4) the fees and expenses of any transfer agent or registrar for the Common Shares, (5) costs of background investigations and (6)
the costs and expenses of FBR and the Company incurred in connection with the marketing of the Shares, including all "road show" costs (regardless of the form in which the road show is conducted) and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation;

         (n)    to use reasonable efforts in cooperation with FBR to obtain permission for the Resale Shares sold to QIBs, as such term is defined in Rule
144A under the Securities Act, to be eligible for clearance and settlement through the Depository Trust Company and for the Resale Shares sold to
Regulation S Purchasers to be eligible for clearance and settlement through the
Euroclear System and Clearstream Banking, societe anonyme, Luxembourg through the Depository Trust Company;

         (o)    in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such
Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

         (p)    to refrain during a period of one year from the date of the
Initial Closing, without the prior written consent of FBR, from (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to sell or acquire, lending or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or any right to acquire Common Shares, or filing any registration statement under the
Securities Act with respect to any of the foregoing, or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (1)
or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A)
the Shares to be sold hereunder, (B) the registration and sale of shares in accordance with the terms of the Registration Rights Agreement, (C) any Common
Shares issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Final Memorandum or (D)
issuances of securities under the Company's 2003 Long Term Incentive Plan; and

                                       17

         (q)    to not, without the prior written consent of FBR, which consent shall not unreasonably be withheld, amend the ESC Agreement or the E&S
Agreement, or agree to waive a condition to the closing of transactions contemplated by the ESC Agreement or the E&S Agreement, if any such amendment or waiver would result in a material change adverse to the Company, or to the terms of the ESC Agreement, the E&S Agreement or the transactions contemplated thereby.

         6.     Conditions of FBR's Obligations: The obligations of FBR
hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time (at and from which time the term "Existing Subsidiary" shall include ESC), any Secondary
Closing Time and on each Date of Delivery, as applicable, the performance by the
Company of its obligations hereunder and to the following conditions:

         (a)    The Company shall furnish to FBR at the Closing Time, at any
Secondary Closing Time and on each Date of Delivery the following opinions, addressed to FBR and dated the Closing Date, the Secondary Closing Time or the
Date of Delivery and in form reasonably satisfactory to FBR:

                (1)    An opinion of Baker & McKenzie, counsel for the Company,
         stating that:

                       (i)     Quanta U.S. Holdings is a corporation in
                existence and in good standing in the State of Delaware and is authorized to do business and is in good standing in the
                State of New York;

                       (ii)    the Registration Rights Agreement, assuming due
                authorization, execution and delivery by all parties constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                       (iii)   to such counsel's knowledge, immediately prior to
                the Closing Date, the Company had no direct or indirect U.S.
                subsidiaries other than Quanta U.S. Holdings;

                       (iv)    the statements under the captions "Regulation--
                U.S. Regulation", "Description of Share
                Capital--Registration Rights" and "Material Tax
                Considerations--Certain U.S. Federal Income Tax
                Considerations" in the Final Memorandum, insofar as such
                statements summarize the legal matters or documents referred to therein, constitute fair summaries thereof in all
                material respects;

                       (v)     assuming (A) the accuracy of the representations
                and warranties of, and compliance with the covenants of, (1)
                the Company and FBR set forth in this Agreement and (2) the
                Participants in the Subscription Agreements and (B) that the purchasers who buy the Resale Shares in Exempt Resales are
                Eligible Purchasers, the sale of the Resale Shares to FBR as contemplated hereby and the Exempt Resales and the sale of the Regulation D Shares in the Private Placement are exempt from the registration requirements of Section 5 of the
                Securities Act (it being understood that such counsel shall express no opinion as to any

                                       18

                subsequent reoffer or resale of the Regulation D Shares or the reoffer or resale of the Resale Shares following the
                Exempt Resales by FBR); and

                       (vi)    assuming (A) the accuracy of the representations
                and warranties of, and compliance with the covenants of, (1)
                the Company and FBR set forth in this Agreement (2) the
                Participants in the Subscription Agreements and (B) that the purchasers who buy the Resale Shares in Exempt Resales are
                Eligible Purchasers, no approval or authorization by, or
                filing with, any governmental authority of the United States of America or the State of New York is required in
                connection with the purchase and sale of the Shares as
                contemplated by this Agreement and the performance by the
                Company under the Registration Rights Agreement other than such as have been obtained or made and other than the filing of a Form D with the Commission and except that such counsel need express no opinion as to (Y) any necessary
                qualification under the state securities or blue sky laws of the various jurisdictions in which the Resale Shares are
                being offered by FBR or the Regulation D Shares are being
                offered by the Company or (Z) any approval, authorization, consent or order necessary by any federal or state
                securities regulatory authorities, including a stock
                exchange or self-regulatory organization, in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration
                statement(s) required thereby with the Commission.

                Such opinion shall address matters under the laws of the State of New York and under the laws of the United States.

                (2)    An opinion of Conyers Dill & Pearman, Bermuda counsel for
         the Company, stating that:

                       (i)     each of the Company, Quanta Bermuda and Quanta
                U.S. Re is duly incorporated and existing under the laws of
                Bermuda in good standing (meaning solely that it has not
                failed to make any filing with any Bermuda governmental
                authority, or to pay any Bermuda government fee or tax,
                which would make it liable to be struck off the Register of
                Companies and thereby cease to exist under the laws of
                Bermuda);

                       (ii)    the Company has the necessary corporate power and
                authority to conduct its business and own its properties, in accordance with the powers of the Company that are conferred upon it by its Memorandum of Association enter into and perform its obligations under this Agreement and the Registration Rights
                Agreement and issue the Shares. The execution and delivery of this Agreement and the Registration Rights Agreement by the
                Company and the performance by the Company of its obligations hereunder and thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                       (iii)   the Company has taken all corporate action
                required to authorize its execution, delivery and
                performance of this Agreement and the Registration

                                       19

                Rights Agreement. This Agreement and the Registration Rights
                Agreement have been duly executed and delivered by or on
                behalf of the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with
                the terms thereof. However, with respect to the Registration
                Rights Agreement, Bermuda law does not recognize the US
                concept of a "Third Party Beneficiary". Thus, under Bermuda law, under the doctrine of privity of contract, only parties to an agreement may sue and be sued on a contract and thus only the parties to the Registration Rights Agreement may
                sue and be sued in respect of the Registration Rights
                Agreement;

                       (iv)    no order, consent, approval, licence,
                authorisation or validation of or exemption by any
                government or public body or authority of Bermuda or any
                sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement and the Registration Rights
                Agreement, except such as have been duly obtained in
                accordance with Bermuda law;

                       (v)     this Agreement and the Registration Rights
                Agreement will not be subject to ad valorem stamp duty in
                Bermuda;

                       (vi)    the choice of the governing law of this Agreement
                and the Registration Rights Agreement is a valid choice of law and would be recognized and given effect to in any action
                brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or
                (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.
                The submission in this Agreement and the Registration Rights
                Agreement to the non-exclusive jurisdiction of the courts of governing jurisdiction is valid and binding upon the Company;

                       (vii)   the courts of Bermuda would recognize as a valid
                judgment, a final and conclusive judgment in personam obtained in the court having jurisdiction against the Company based upon this Agreement and the Registration Rights Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment,
                (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda;

                       (viii)  the Company, Quanta Bermuda and Quanta U.S. Re
                have filed all requisite applications for approval, authority or licensing from the appropriate Bermuda regulatory authorities as are necessary to conduct their respective

                                       20

                businesses as described in the Final Memorandum and have not received, to such counsel's knowledge, any notice of denial of any such approval or authority. However, in the case of
                Quanta Bermuda and Quanta U.S. Re, these companies may not commence insurance underwriting as described in the Final
                Memorandum until such companies have been capitalized and
                each have been issued a Certificate of Registration under
                the Insurance Act 1978;

                       (ix)    the Shares have been duly authorized by the
                Company and, upon payment therefor and delivery in
                accordance with this Agreement, will be validly issued,
                fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid up by the holders thereof in connection with the issue
                thereof), free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of Bermuda law or under the bye-laws of the Company;

                       (x)     the Company has an authorized capitalization as
                set forth in the Final Memorandum. Based solely on such
                counsel's review of the share register of the Company as at the Closing Date, the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of
                pre-emptive rights;

                       (xi)    the statements under the captions "Enforceability
                of Civil Liabilities Under U.S. Federal Securities Laws",
                "Regulation--Bermuda Regulation", "Description of Share
                Capital (other than "--Registration Rights", "--Book-Entry
                Only Issuance; The Depository Trust Company" and "--Sales to
                Non-U.S. Person") and "Material Tax Considerations--Certain
                Bermuda Tax Considerations" in the Final Memorandum, insofar as such statements summarize the legal matters or documents referred to therein, constitute fair summaries thereof in
                all material respects;

                       (xii)   the form of certificate used to evidence the
                Shares complies in all material respects with all applicable
                Bermuda statutory requirements and with the requirements of the bye-laws of the Company; and

                       (xiii)  it is not necessary or desirable to ensure the
                enforceability in Bermuda of this Agreement and the Registration
                Rights Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that either this Agreement or the Registration Rights Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in
                Bermuda of the charge that it be registered in the Register of
                Charges in accordance with Section 55 of the Companies Act 1981.
                On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently
                registered charges, in respect of the assets which are the subject of the charge. A registration fee of $468 will be
                payable in respect of the registration.

                                       21

                (3)    An opinion of A & L Goodbody Solicitors, Irish counsel
         for the Company, stating that the statements under the captions
         "Regulation--Irish Regulation" and "Material Tax
         Considerations--Certain Irish Tax Considerations" in the Final
         Memorandum, insofar as such statements summarize the legal matters or documents referred to therein, constitute fair summaries thereof in all material respects under the Laws of Ireland. Such opinion shall address matters under the laws of Ireland.

                (4)    An opinion of Baker & McKenzie, United Kingdom counsel
         for the Company, stating that the statements under the captions
         "Regulation--U.K. Regulation" and "Material Tax
         Considerations--Certain United Kingdom Tax Considerations" in the
         Final Memorandum, insofar as such statements summarize the legal matters or documents referred to therein, constitute fair summaries thereof in all material respects. Such opinion shall address matters under the laws of the United Kingdom.

         (b)    FBR shall have received from PricewaterhouseCoopers LLP letters dated, respectively, as of the date of the Final Memorandum, the Closing Date, any Secondary Closing Time and each Date of Delivery, and addressed to FBR and the Company in the forms heretofore approved by FBR.

         (c)    FBR shall have received at the Closing Time, at each Secondary
Closing Time and on each Date of Delivery, as applicable, the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for FBR, dated the Closing Date, any
Secondary Closing Time or the applicable Date of Delivery, in form and substance satisfactory to FBR.

         (d)    Prior to the Closing Time, any Secondary Closing Time and each
Date of Delivery, (1) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (2) the Final
Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (e)    Between the time of execution of this Agreement and the Closing
Time, any Secondary Closing Time or the relevant Date of Delivery, (1) no material adverse change, financial or otherwise (other than as disclosed in the
Final Memorandum), in the operations, business, condition, prospects or property of the Company, any Existing Subsidiary or either Target shall occur or become known, (2) no transaction that is material and unfavorable to the Company shall have been entered into by the Company, any Existing Subsidiary, Quanta Ireland
(if formed) or either Target and (3) no order, decree or stop order preventing the use of the Final Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

         (f)   The representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (d) and paragraph (e)
have been met and are true and correct as of the Closing Time, any Secondary
Closing Time and each Date of Delivery, and the Company will, at the Closing
Time, at any Secondary Closing Time and on each Date of

                                       22

Delivery, deliver to FBR a certificate of its President and Chief Executive
Officer and Chief Operating Officer to that effect.

         (g)    At or before the Closing Time, FBR shall have received the
Registration Rights Agreement executed by the Company and such agreements shall be in full force and effect.

         (h)    The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final
Memorandum or any amendment or supplement thereto as of the Closing Time, any
Secondary Closing Time or any Date of Delivery as FBR may reasonably request.

         (i)    The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the
Closing Time, any Secondary Closing Time or any Date of Delivery.

         (j)    The Resale Shares shall have been approved for trading on
PORTAL.

         (k)    Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

         (l)    The Company shall, simultaneously with the Closing, complete the
ESC Acquisition.

         (m)    FBR shall have received a lock-up agreement, in the form
attached hereto as Exhibit D, from each of the persons identified on Schedule I hereto.

         7.     Termination: The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the
Closing Time, any Secondary Closing Time or any Date of Delivery, (1) if any of
the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (2) if trading in securities generally on the New York Stock Exchange or the American Stock Exchange or
quotation on the Nasdaq National Market shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or the
American Stock Exchange, (3) if a banking moratorium shall have been declared either by the United States or New York State authorities or (4) if the United
States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

         If FBR elects to terminate this Agreement as provided in this Section
7, the Company shall be notified promptly by letter, fax or telegram.

         If the sale to FBR of the Resale Shares, as contemplated by this
Agreement, is not carried out by FBR for any reason permitted under this
Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the

                                       23

extent provided in Sections 5(l) and 8 hereof) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

         8.     Indemnity by the Company and FBR:
                --------------------------------

         (a)    The Company agrees to indemnify, defend and hold harmless FBR, and any person who controls FBR within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation)
which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (1) any breach by the
Company of any representation or warranty set forth in Section 4 hereof, (2) any breach by the Company of any covenant set forth in Section 5 hereof, or (3) any untrue statement or alleged untrue statement of a material fact contained in the
Final Memorandum (the term Final Memorandum for the purpose of this Section 8 being deemed to include any Preliminary Memorandum, the Final Memorandum and the
Final Memorandum as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Final Memorandum or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Final Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such
Final Memorandum or necessary to make such information not misleading.

         If any action is brought against FBR or any controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, FBR shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. FBR or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FBR or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and may present a conflict for counsel representing FBR and/or such controlling company and the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel for FBR or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, (i) the Company shall not be liable for any settlement of any such claim or action effected without its written consent and (ii) the foregoing indemnity with respect to the Final Memorandum shall not inure to the benefit of FBR

                                       24

to the extent that such loss, claim, damage, liability or judgment arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum, or caused by the omission or alleged omission to state in the Final Memorandum a material fact required to be stated therein or necessary to make the statements therein not misleading if:
(x) the Company furnished to FBR sufficient copies of the Final Memorandum, as amended or supplemented, on a timely basis to permit delivery of the Final
Memorandum by FBR to all persons at or prior to the delivery of the written confirmation of the sale of the Shares to such persons; (y) the disclosure contained in the Final Memorandum, as amended or supplemented, cured the defect in the Final Memorandum giving rise to such loss, claim, damage liability or judgment; and (z) a copy of the Final Memorandum, as amended or supplemented, was not sent or given by or on behalf of FBR to such person.

         (b)    FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in the Final Memorandum (or in any amendment or supplement thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Final Memorandum or necessary to make such information not misleading.

         If any action is brought against the Company or any such person in respect of which indemnity may be sought against FBR pursuant to the foregoing paragraph, the Company or such person shall promptly notify FBR in writing of the institution of such action and FBR shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by FBR in connection with the defense of such action or FBR shall not have employed counsel to have charge of the defense of such action within a reasonable tune or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to FBR
(in which case FBR shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by FBR and paid as incurred (it being understood, however, that FBR shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, FBR shall not be liable for any settlement of any such claim or action effected without its written consent.

         (c)    If the indemnification provided for in this Section 8 is
unavailable to an indemnified party under subsections (a) and (b) of this
Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu

                                       25

of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and FBR on the other hand from the offering of the Shares or (2) if the allocation provided by clause
(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1)
above but also the relative fault of the Company on the one hand and of FBR on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and FBR on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts, fees and commissions but before deducting expenses) received by the Company bear to FBR discounts, fees and commissions received by FBR. The relative fault of the
Company on the one hand and of FBR on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (d)    The Company and FBR agree that it would not be just and
equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above.
Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the sum of (i) the aggregate amount of any
Placement Fee actually received by FBR plus (ii) the aggregate amount of the initial purchaser's discount (as described in the Final Memorandum) with respect to the Resale Shares purchased by FBR. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)    The indemnity and contribution agreements contained in this
Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the
Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The
Company and FBR agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

         9.     Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile
(with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and, if to FBR,

                                       26

shall be sufficient in all respects if delivered or sent to Friedman, Billings,
Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209,
Attention: Compliance Department; (facsimile: 703-312-9698), with a copy to
Howard B. Adler, Esq., Gibson Dunn & Crutcher LLP, 1050 Connecticut Avenue,
N.W., Washington, D.C. 20036 (facsimile: 202-467-0539); and if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company, 44 Church Street, Hamilton, Bermuda; Attention: Tobey J. Russ,
with a copy to Amar Budarapu, Esq., Baker & McKenzie, 2300 Trammell Crow Center,
2001 Ross Avenue, Dallas, Texas 75201 (facsimile: 214-978-3099).

         10.    GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE
LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this
Agreement.

         11. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from FBR)
shall acquire or have any right under or by virtue of this Agreement.

         12.    Counterparts: This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

         13.    Furnished Information: The parties hereto agree that the
statements set forth in the first, second, third, seventh, ninth, tenth and eleventh paragraphs under the caption "Plan of Distribution" (to the extent such statements relate to FBR) and the statements set forth under the state and foreign legends under the caption "Notice to Investors" in the Final Memorandum constitute the only information furnished by or on behalf of FBR to the Company for purposes of Section 8 hereof.

                 [Remainder of page intentionally left blank.]

                                       27

         If the foregoing correctly sets forth the understanding among the
Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

                                   Very truly yours,

                                   QUANTA CAPITAL HOLDINGS LTD.

                                   By: /s/ Tobey J. Russ
                                      ------------------
                                      Name:  Tobey J. Russ
                                      Title: President and Chief Executive
                                             Officer

Accepted and agreed to as
of the date first above
written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:/s/ James R. Kleblatt
    Name:  James R. Kleeblatt
    Title: Managing Director

            [Signature Page to Quanta Purchase/Placement Agreement]

                                                                      Schedule I

                           PERSONS SUBJECT TO LOCK-UP

                                  Lynne Miller

                                Michael J. Murphy

                                W. Russell Ramsey

                                  Tobey J. Russ

                                Thomas F. Taylor

                                    EXHIBIT A

                   ACCREDITED INVESTOR SUBSCRIPTION AGREEMENT

Quanta Capital Holdings Ltd.
44 Church Street
Hamilton, Bermuda

Ladies and Gentlemen:

         The offer and sale of the common shares, par value $0.01 per share (the
"Shares"), of Quanta Capital Holdings Ltd., a Bermuda exempted company (the
"Company"), to the undersigned (the "Investor") is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), but rather is being made privately by the Company pursuant to the private placement exemption from the registration requirements provided in Section 4(2) of the Securities
Act and Rule 506 of Regulation D ("Regulation D") promulgated thereunder by the
Securities and Exchange Commission on the basis of the preliminary offering memorandum, subject to completion, dated July 21, 2003, and the final offering memorandum, relating to the offering of the Shares (collectively, as amended, the "Offering Memorandum").

         The information requested in this Subscription Agreement is needed in order to, among other things, ensure compliance with Regulation D and to determine whether an investment in the Company by the Investor is suitable.

         The Investor understands and agrees that, although the Company will use its commercially reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company may present this Subscription Agreement and/or the information provided in the answers to such parties as the Company deems advisable.

         The Investor hereby agrees as follows:

I.       IRREVOCABLE SUBSCRIPTION FOR SHARES.

A.       The Investor irrevocably subscribes for and agrees to purchase the number of Shares indicated in this Subscription Agreement on the terms provided for herein and in the Offering Memorandum. The Investor agrees to and understands the terms and conditions upon which the Shares are being offered including, without limitation, the risk factors referred to in the Offering Memorandum.

B.       The Investor understands and agrees that the Company reserves the right to accept or reject the Investor's subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of rejection of the entire subscription, the Investor's payment hereunder (the "Subscription
         Amount") will be returned promptly to the Investor along with this
         Subscription Agreement, and this Subscription Agreement shall have no force or effect.

II.      PAYMENT BY THE INVESTOR.

         Concurrently with the delivery of this Subscription Agreement to the
Company on or before August 19, 2003 (and in any event before the subscription date, the "Offering Date"), the Investor will pay the full purchase price for the number of Shares indicated in this Subscription Agreement. Payment in immediately available funds for the Shares must be received prior to the
Offering Date, subject to the discretion of the Company to waive such "prior receipt" requirement. Please refer to the payment instructions in "Investment
Procedures".

                                      A-1

III.     REPRESENTATIONS AND COVENANTS OF THE INVESTOR.

         The Investor understands that the Shares are being sold in reliance upon the exemptions provided in the Securities Act and/or Regulation D thereunder for transactions involving limited offers and sales, and the Investor makes the following representations, declarations and warranties:

A.          The Investor fully understands that the Shares are being offered in a transaction not involving any public offering within the United
         States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. The Investor hereby agrees, on his, her or its own behalf and on behalf of each account for which he, she or it acquires any
         Shares, that, if in the future the Investor decides to offer, resell, pledge or otherwise transfer such Shares prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale
         Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise transferred only (a) to the Company; (b) pursuant to a registration statement that has been declared effective under the
         Securities Act; (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person whom the
         Investor reasonably believes is a qualified institutional buyer under
         Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A; (d)
         pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the
         Securities Act, with the consent of the Company; (e) to an accredited investor (as that term is defined in Rule 501(a) under the Securities
         Act) (each, an "Accredited Investor") that is acquiring the Shares for his, her or its own account or for the account of such an Accredited
         Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof; or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of the Investor's property or the property of such account or accounts be at all times within the
         Investor's or such account's or accounts' control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale
         Restriction Termination Date. If any resale or other transfer of the
         Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of
         Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Shares a letter from the transferee substantially in the form of Appendix C to the Offering Memorandum, which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the
         Securities Act or (y) an Accredited Investor, and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. The Investor understands that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by the Investor except upon presentation of evidence, satisfactory to the Company and the transfer agent, of compliance with the foregoing restrictions. The Investor further understands that any certificates representing Shares acquired by the Investor will bear a legend reflecting the substance of this paragraph. Each transferee shall acknowledge, on his, her or its own behalf and on behalf of any account for which he, she or it is acquiring the Shares, that the
         Company and the Investor reserve the right prior to any offer, sale or other transfer of the Shares (i) pursuant to clause (d) above prior to the Resale Restriction Termination Date, (ii) prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (iii) pursuant to clauses (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Investor.

B.          The Investor represents that the Investor has received a copy of the
         Offering Memorandum, and understands and agrees that the Offering
         Memorandum speaks only as of the respective dates and that the information contained in the Offering Memorandum may not be correct or complete as of any time subsequent to such dates. The Investor further understands and agrees that the Shares offered pursuant to the Offering
         Memorandum is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws and, thus, the Shares have not

                                      A-2

         been registered under the Securities Act. The Investor has consulted with, as deemed appropriate, his, her or its attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. The Investor acknowledges that in making a decision to subscribe for the Shares the Investor has relied solely upon the Offering Memorandum and independent investigations made by the Investor. The Investor is aware and acknowledges that the Company has been recently formed and has no operating history. The Investor understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Company. The Investor's investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor's overall need for diversification and liquidity.

C.          The Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the
         Shares. The Investor acknowledges that the Investor and the Investor's advisor or advisors, if any, have had the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares, as the Investor and the Investor's advisor or advisors, if any, deem necessary to verify the accuracy of the information contained in the Offering Memorandum. The Investor represents and agrees that prior to the Investor's agreement to purchase the Shares, the Investor and the Investor's advisor or advisors, if any, have asked such questions, received such answers and obtained such information as the Investor deemed necessary to verify the accuracy of (i) the information in the Offering Memorandum, and
         (ii) any other information that the Investor deemed relevant to making an investment in the Shares. The Investor became aware of the offering of the Shares and the Shares were offered to the Investor solely by means of the Offering Memorandum or by direct contact between the
         Investor and the Company. The Investor did not become aware of, nor were the Shares offered to the Investor by, any other means including, in each case, by any form of general solicitation or general advertising. In making the decision to purchase the Shares, the
         Investor relied solely on the information set forth in the Offering
         Memorandum and any other information obtained by the Investor directly from the Company as a result of any inquiries by the Investor or the
         Investor's advisor or advisors.

D.          The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares and is able to bear such risks and has obtained, in the Investor's judgment, sufficient information from the Company or its authorized
         representative to evaluate the merits and risks of such investment. The
         Investor has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Investor.

E.          The Investor can afford to hold the investment in the Shares for an indefinite period of time and can afford a complete loss of the investment in the Shares.

F.          The Investor is acquiring the Shares subscribed for herein for its own account and not for the account of others, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part. The Investor was not formed for the specific purpose of acquiring the Shares.

G.          The Investor is aware that there are substantial risks incident to the purchase of the Shares, including those summarized under "Risk
         Factors" in the Offering Memorandum.

H.          The Investor agrees and is aware that no federal or state agency has passed upon the Shares or the Offering Memorandum, or made any findings or determination as to the fairness of this investment.

I.          The Investor understands that there is no established market for the
         Shares and that no public market for the Shares may develop.

J.          The Investor hereby makes the representations and warranties deemed made by it under the section of the Offering Memorandum entitled
         "Transfer Restrictions" and agrees to be bound by the restrictions set forth in such section.

                                      A-3

K.          Either (i) no part of the assets to be used by the Investor to purchase the Shares constitutes assets of any "employee benefit plan"
         (as defined in Section 3(3) of the Employee Retirement Income Security
         Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA or any "plan" (as defined in Section 4975(e)(1) of the Internal
         Revenue Code of 1986, as amended (the "Internal Revenue Code") or (ii)
         part or all of the assets to be used by the Investor to purchase the
         Shares constitutes assets of one or more "employee benefit plans"
         subject to Title I of ERISA or "plans" subject to Section 4975 of the
         Internal Revenue Code (each, a "Plan") and the terms and conditions of one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Internal Revenue Code will be satisfied such that the Investor's acquisition and holding of the
         Shares does not and will not constitute a non-exempt prohibited transaction for purposes of ERISA and Section 4975 of the Internal
         Revenue Code.

L.          The Investor is not (i) an employee benefit plan (as defined in
         Section 3(3) of ERISA), whether or not the Investor is subject to
         Title I of ERISA, (ii) a plan described in Section 4975 of the
         Internal Revenue Code, (iii) an entity whose underlying assets include
         Plan assets by reason of a plan's investment in such entity
         (including, without limitation, an insurance company general account)
         or (iv) an entity that otherwise constitutes a "benefit plan investor"
         within the meaning of the DOL Regulation Section 2510.3-101 (29 C.F.R.
         Sections 2510.3-101).

M.          The execution, delivery and performance by the Investor of this
         Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or other undertaking to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of such entity's charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this
         Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

N.          The Investor (if a natural person) is at least 21 years of age and the Investor has adequate means of providing for all his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are U.S. persons within the meaning of Regulation S under the Securities Act are at least 21 years of age.

O.          The Investor represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Investor is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the
         President of the United States (Executive Order Blocking Property and
         Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially
         Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a "Prohibited Investor").
         The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Investor is a financial institution that is subject to the USA Patriot Act, the Investor represents that it has met all of its obligations under the USA Patriot Act. The Investor acknowledges that if, following its investment in the Company, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to

                                      A-4

         prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Investor to transfer the Shares. The Investor further acknowledges that the Investor will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

P.          The Investor hereby (i) acknowledges that the Company and others will rely upon the Investor's confirmations, acknowledgments, agreements and binding commitment to purchase Shares, (ii) agrees that the Company is entitled to rely upon this agreement and the terms, representations and warranties hereof and (iii) authorizes the Company to produce this Agreement or a copy hereof to an interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

IV.      GENERAL

A.          Indemnification. The Investor agrees to indemnify and hold harmless the Company and Friedman, Billings, Ramsey & Co. Inc. ("FBR"), their respective directors, executive officers and each other person, if any, who controls or is controlled by the Company or FBR, within the meaning of Section 15 of the Securities Act or Section 20 of the
         Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon
         (a) any false, misleading or incomplete representation, declaration or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription
         Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (b) any action for securities law violations by the Investor.

B.          Severability. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

C.          Binding Effect.  This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.

D.          Transferability.  Neither this Subscription Agreement nor any rights that may accrue to an Investor hereunder may be transferred or assigned.

E.          Acknowledgment. The Investor understands and acknowledges that the
         Investor is purchasing the Shares directly from the Company and not from FBR. The Investor is aware and agrees that FBR did not make any representations, declarations or warranties to the Investor regarding the Company or its offering of the Shares. The Investor further acknowledges and agrees that FBR did not offer to sell, or solicit an offer to buy, any of the Shares that the Investor proposes to acquire from the Company hereunder.

F.          Choice of Law. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION
         AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES
         EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE
         CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
         COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
         LAW.

V.       ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING
         REPRESENTATIONS

         The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and may request from time to time such

                                      A-5

information as the Company may deem necessary to determine the eligibility of the Investor to hold the Shares or to enable the Company to determine the
Company's compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

         The Investor agrees to notify the Company promptly if there is any change with respect to any of the foregoing information or representations and to provide the Company with such further information as the Company may reasonably require.

           [Remainder Of This Page Has Been Intentionally Left Blank]

                                      A-6

   NOTE: YOU MUST COMPLETE AND SIGN THE PURCHASE QUESTIONNAIRE SET FORTH BELOW

         IN WITNESS WHEREOF, the Investor has executed this Subscription
Agreement as of the date set forth below.

Date:               , 2003
     ---------------

--------------------------------------------------------        -----------------------------------------------------
Signature                                                           Signature of Joint Investor, if applicable

--------------------------------------------------------        -----------------------------------------------------
(Name of Investor)                                               (Name of Joint Investor, if applicable)

If the Investor is an individual, the Investor's State/Providence of Residence is:
   -------------------------------------

If the Investor is a corporation, partnership trust or other legal entity it:

                       o   is organized under the laws of:                 ;
                                                          -----------------
                       o   has its principal place of business in:         ; and
                                                                  ---------
                       o   was formed for the purpose of:                  .
                                                         ------------------

Investor's Social Security Number or Taxpayer                    Joint Investor's  Social Security Number or Taxpayer
Identification Number:                                           Identification Number:

----------------------------------------------                   --------------------------------------------

---------------------------------------------------------       ------------------------------------------------------
(Please indicate name and capacity of person                    (Please indicate name and capacity of person signing
signing above if the Investor is other than a                   above if the Joint Investor is other than a natural
natural person.)                                                person.)

Residence or Principal Place of Business Address:                Mailing Address if different:

---------------------------------------------------------       ------------------------------------------------------
Street                                                          Street

---------------------------------------------------------       ------------------------------------------------------
City, State, Zip Code                                           City, State, Zip Code

Attn:                                                           Attn:
      ---------------------------------------------------             ------------------------------------------------

Telephone No.:                                                  Telephone No.:
               ------------------------------------------                      ---------------------------------------

Telecopier No.                                                  Telecopier No.
               ------------------------------------------                     ----------------------------------------

Name of Placement Agent Sales Representative:
                                             -------------------------------------------------------------------------

Number of Shares (          minimum) subscribed for:
                  ---------                         --------------------------

Subscription Amount: $
                      --------------------------

                                      A-7

You must pay the Subscription Amount by check or wire transfer. Money orders cannot be accepted under any circumstances. All checks should be made payable to
"Friedman, Billings, Ramsey & Co., Inc." and must reference "Quanta Capital
Holdings Ltd." and your name. Please mail the checks to the address set forth in
"Investment Procedures" or wire immediately available funds to FBR pursuant to the wire instructions set forth in "Investment Procedures."

                                      A-8

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR.

A.       Accredited Investor Status for INDIVIDUAL Investors (Please check all applicable boxes):

         [ ] (1)    I am a director, executive officer or general partner of
                    the issuer of the securities being offered or sold, or a
                    director, executive officer or general partner of a general partner of that issuer;

         [ ] (2)    I am a natural person whose individual net worth or joint
                    net worth with my spouse, at the time of purchase exceeds
                    $1,000,000; or

         [ ] (3)    I am a natural person who had an individual income in
                    excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years.

B.       Accredited Investor Status for NON-INDIVIDUAL Investors (Please check all applicable boxes):

         [ ] (1)    we are either: a bank as defined in Section 3(a)(2) of the
                    Securities Act or a savings and loan association or other
                    institution as defined in Section 3(a)(5)(A) of the
                    Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an
                    investment company registered under the Investment Company
                    Act of 1940 or a business development company as defined in
                    Section 2(a)(48) of that Act; a Small Business Investment
                    Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment
                    Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of
                    $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the
                    investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank,
                    savings and loan association, insurance company, or
                    registered investment adviser, or if the employee benefit
                    plan has total assets in excess of $5,000,000, or, if a
                    self-directed plan, with investment decisions made solely by persons that are accredited investors;

         [ ] (2)    we are a private business development company as defined in
                    Section 202(a)(22) of the Investment Advisers Act of 1940;

         [ ] (3)    we are an organization described in Section 501(c)(3) of
                    the Internal Revenue Code, corporation, Massachusetts or
                    similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         [ ] (4)    we are a trust with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated
                    person as described in Rule 506(b)(2)(ii) under the
                    Securities Act; or

         [ ] (5)    we are an entity in which all of the equity owners are
                    accredited investors.

                                      A-9

NOTE:    THE FOLLOWING MUST BE COMPLETED TO BE USED BY QUANTA CAPITAL HOLDINGS
         LTD. IN PREPARING STOCK CERTIFICATES

Name in which the Shares are to be registered:
                                              ----------------------------------

Complete mailing address for delivery of the stock certificate for the Shares, notices and other shareholder communications:

                  -----------------------------------------

                  -----------------------------------------

                  -----------------------------------------

                  Attention:
                            -------------------------------

If other than natural person, check one:             If Joint Ownership, check one:

_____  General Partnership                           _____  Joint Tenants w/ Rights of Survivorship

_____  Limited Partnership                           _____  Tenants-in-Common

_____  Corporation                                   _____  Community Property

_____  Subchapter S Corporation

_____  "Grantor" Trust

_____  Trust

_____  Estate

                                      A-10

         IN WITNESS WHEREOF, Quanta Capital Holdings Ltd. has accepted this
Subscription Agreement as of the date set forth below.

Date:_______________, 2003                 QUANTA CAPITAL HOLDINGS LTD.

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                      A-11

                                    EXHIBIT B

                     RULE 144A QUALIFIED INSTITUTIONAL BUYER
                             SUBSCRIPTION AGREEMENT

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street, North
Arlington, Virginia 22209

Ladies and Gentlemen:

         1.     We certify, to enable you to make offers and sales of shares, par value $0.01 per share (the "Shares"), of Quanta Capital Holdings Ltd., a
Bermuda exempted company (the "Company"), pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities
Act"), that we are a "qualified institutional buyer" (as defined in section (a)
of Rule 144A) in that we satisfy the requirements of one or more of paragraphs
(1) through (6) hereof (check applicable box(es)):

         [ ] (1)     We are an entity referred to in subparagraphs (A) through
                    (G) hereof, acting for our own account or the accounts of
                    other qualified institutional buyers, that in the aggregate owned and invested on a discretionary basis at least the
                    amount of securities specified below (not less than $100
                    million), calculated as provided in Rule 144A, as of the
                    date specified below.

                    o    (A) Corporation, etc. A corporation (other than a bank,
                         savings and loan or similar institution referred to in
                         (2) below), partnership, Massachusetts or similar
                         business trust, organization described in Section
                         501(c)(3) of the Internal Revenue Code, small business
                         investment company licensed by the U.S. Small Business
                         Administration under Section 301(c) or (d) of the Small
                         Business Investment Act of 1958 or business development
                         company as defined in Section 202(a)(22) of the
                         Investment Advisers Act of 1940; or

                    o    (B) Insurance Company. An insurance company as defined
                         in Section 2(13) of the Securities Act; or

                    o    (C) ERISA Plan. An employee benefit plan within the
                         meaning of Title I of the Employee Retirement Income
                         Security Act of 1974; or

                    o    (D) State or Local Plan. A plan established and
                         maintained by a state, its political subdivisions, or
                         any agency or instrumentality of a state or its
                         political subdivisions, for the benefit of its
                         employees; or

                    o    (E) Trust Fund. Any trust fund whose trustee is a bank
                         or trust company and whose participants are exclusively
                         plans of the types identified in subparagraphs (C) or
                         (D) above, except trust funds that include as
                         participants individual retirement accounts or HR. 10
                         plans; or

                    o    (F) Investment Company. An investment company
                         registered under the Investment Company Act of 1940 or
                         any business development company as defined in Section
                         2(a)(48) of that Act; or

                    o    (G) Investment Adviser. An investment adviser
                         registered under the Investment Advisers Act of 1940.

                                      B-1

         [ ] (2)    Bank or Savings and Loan. We are a bank as defined in
                    Section 3(a)(2) of the Securities Act, a savings and loan
                    association or other institution referenced in Section
                    3(a)(5)(A) of the Securities Act, or a foreign bank or
                    savings and loan association or equivalent institution,
                    acting for our own account or the accounts of other
                    qualified institutional buyers, that in the aggregate owned and invested on a discretionary basis at least the amount of securities specified below (not less than $100 million),
                    calculated as provided in Rule 144A, as of the date
                    specified below and had an audited net worth of at least $25 million as of the end of our most recent fiscal year. (This paragraph does not include bank commingled funds.)

         [ ] (3)    One of a Family of Investment Companies. We are an
                    investment company registered under the Investment Company
                    Act of 1940, acting for our own account or the accounts of other qualified institutional buyers, that is a part of a
                    "family of investment companies" as defined in Rule 144A,
                    that owned in the aggregate at least the amount of
                    securities specified below (not less than $100 million),
                    calculated as provided in Rule 144A, as of the date
                    specified below.

         [ ] (4)    Dealer. We are a dealer registered under Section 15 of
                    the Securities Exchange Act of 1934, as amended (the
                    "Exchange Act"), acting for our own account or the accounts of other qualified institutional buyers, that in the
                    aggregate owned and invested on a discretionary basis at
                    least the amount of securities specified below (not less
                    than $10 million), calculated as provided in Rule 144A, as of the date specified below.

         [ ] (5)    Dealer (Riskless Principal Transaction). We are a dealer
                    registered under Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified
                    institutional buyer (satisfying one or more of (1) through
                    (4) above, including, as applicable, the $100 million test).

         [ ] (6)    Entity Owned by Qualified Buyers. We are an entity, all of the equity owners of which are qualified institutional
                    buyers (each satisfying one or more of (1) through (5)
                    above, including, as applicable, the $100 million test),
                    acting for our own account or the accounts of other
                    qualified institutional buyers.

         In calculating the aggregate amount of securities owned and invested by an entity as provided in Rule 144A: (a) repurchase agreements, securities owned but subject to repurchase agreements, swaps, bank deposit instruments, loan participation, securities of affiliates and dealers' unsold allotments are excluded; and (b) securities are valued at cost, except that securities that are reported in financial statements may be valued at market if no current cost information has been published.

         Each entity, including a parent or subsidiary, must separately meet the requirements to be a qualified institutional buyer under Rule 144A. Securities owned by any subsidiary are included as owned or invested by its parent entity for purposes of Rule 144A only if (1) the subsidiary is consolidated in the parent entity's financial statements and (2) the subsidiary's investments are managed under the parent entity's discretion (except that a subsidiary's securities are not included if the parent entity is itself a majority-owned consolidated subsidiary of another enterprise and is not a reporting company under the Exchange Act).

         2.     We further certify that we are purchasing securities under Rule
144A from or through you only for our own account or for the account of another entity which is a qualified institutional buyer. We are not purchasing securities for another entity under Rule 144A unless it satisfies one or more paragraphs (1) through (6) above, including, as applicable, the $100 million test.

         3.     We agree to notify you of any change in the certifications herein, and the purchase by us of securities from or through you will constitute a reaffirmation of the certifications herein (as modified by any such notice) as of the time of such purchase.

                                      B-2

         4.     We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the
Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Shares, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Shares, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto)
was the owner of such Shares (the "Resale Restriction Termination Date"), such
Shares may be offered, resold, pledged or otherwise transferred only (a) to the
Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on
Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the
Securities Act, with the consent of the Company, (e) to an "accredited investor"
(within the meaning of Rule 501(a) under the Securities Act) (an "Accredited
Investor") that is acquiring the Shares for his, her or its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.
If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Shares, a letter from the transferee substantially in the form of Appendix C to the Offering Memorandum
(as defined herein), which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an Accredited Investor, and that he, she or it is acquiring such Shares for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any certificates representing Shares acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on his, her or its own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares, that the Company and you reserve the right prior to any offer, sale or other transfer of the Shares (1) pursuant to clause (d) above prior to the Resale Restriction Termination Date, (2) prior to the end of the one-year restricted period within the meaning of Regulation S under the
Securities Act or (3) pursuant to clauses (e) or (f) above prior to the Resale
Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and you.

         5.     We hereby make the representations and warranties deemed made by us under the section of the Offering Memorandum relating to the Shares entitled
"Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         6.     We have received a copy of the preliminary Offering Memorandum, dated July 21,, 2003, and will receive a copy of the final Offering Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum")
and understand that we and our professional advisor(s), if

                                      B-3

any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the Company possesses the same or could acquire it without unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum pursuant to which the Company is offering the Shares to certain qualified offerees. We represent and agree that we and our professional advisor(s), if any, have asked such questions, received such answers and obtained such information as we have deemed necessary to verify the accuracy (1) of the information referred to in the Offering
Memorandum and (2) of any other information that we deem relevant to making an investment decision with respect to the Shares.

         7.     In making the decision to purchase the Shares, we have relied solely upon the Offering Memorandum and independent investigation made by us.

         8.     We are aware that there are substantial risks incident to the purchase of the Shares, including those summarized under "Risk Factors" in the
Offering Memorandum.

         9.     Alone, or together with our professional advisor(s), if any, we have adequately analyzed the risks of an investment in the Shares and determined that the Shares are a suitable investment for us, and that we are able at this time and in the foreseeable future to bear the economic risk of a total loss of our investment in the Company, and we acknowledge such a possibility.

         10.    We understand that there is no established market for the Shares and that no public market for the Shares may develop.

         11.    We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments, agreements and binding commitment to purchase
Shares set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

         12.    We hereby agree and give our binding commitment to purchase
Shares of the Company, at a purchase price of $10.00 per share, for a total capital contribution in the amount of $ (the "Subscription Amount"). The
Subscription Amount will be paid to the Company upon closing of the offering of the Shares.

         13.    You are entitled to rely upon this letter and you are
irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      B-4

         THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF
ANY OTHER STATE.

Amount of Securities: $__________________

(State specific amount owned/invested - may be approximate, but no range or minimum)

Most Recent Fiscal Year End: _____________

Date Owned/Invested: ___________________

(Complete only if this date is after most recent fiscal year end)

SUBSCRIBED AND ACCEPTED THIS _____ DAY OF ____________, 2003.

                                    By: ________________________________

                                    Name:  _____________________________

                                    Title:  ______________________________

         * Agreement must be signed by the Institution's chief financial officer or another executive officer, except that if the Institution is a member of a
"family of investment companies", the certificate must be signed by an executive officer of such Institution's Investment Adviser.

                                      B-5

                                    EXHIBIT C

                               NON U.S. PURCHASER
                             SUBSCRIPTION AGREEMENT

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street, North
Arlington, Virginia 22209

Ladies and Gentlemen:

         1.   We certify, to enable you to make offers and sales of shares, par value $0.01 per share (the "Shares"), of Quanta Capital Holdings
              Ltd., a Bermuda exempted company (the "Company"), in accordance with Regulation S under the Securities Act of 1933, as amended
              (the "Securities Act"), that (1) our principal address is outside the United States, (2) we were located outside the United States at the time any offer to buy the Shares was made to us and at the time that the buy order was originated by us, and (3) we are not a
              "U.S. person" (as defined in Rule 902(o) under the Securities Act)
              (a "Non-U.S. Person").

         2.   We further certify that we are purchasing securities from or through you only for our own account or for the account of one or more other Non-U.S. Persons located outside the United States at the time any offer to buy the Shares was made and at the time the buy order was originated by us.

         3.   We agree to notify you of any change in the certifications herein, and the purchase by us of securities from or through you will constitute a reaffirmation of the certifications herein (as modified by any such notice) as of the time of such purchase.

         4.   We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act and, unless so
              registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Shares, that, if in the future we decide to offer, resell, pledge or otherwise transfer such Shares, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Shares (the "Resale Restriction Termination Date"), such Shares may be offered, resold, pledged or otherwise
              transferred only (a) to the Company, (b) pursuant to a
              registration statement that has been declared effective under the
              Securities Act, (c) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on
              Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of
              Regulation S under the Securities Act, with the consent of the
              Company, (e) to an "accredited investor" (within the meaning of
              Rule 501(a) under the Securities Act) (an "Accredited Investor")
              that is acquiring the Shares for his, her or its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in
              connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act,

                                      C-1

              subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Shares is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the
              Securities Act or pursuant to clause (e) above prior to the
              Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Shares, a letter from the transferee substantially in the form of Appendix C to the Offering Memorandum (as defined herein), which shall provide, as applicable, among other things, that the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person within the meaning of Regulation S under the Securities Act or (y) an
              Accredited Investor, and that he, she or it is acquiring such
              Shares for investment purposes and not for distribution in violation of the Securities Act. We understand that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any Shares acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any certificates representing Shares acquired by us will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges, on his, her or its own behalf and on behalf of any investor account for which he, she or it is purchasing the Shares, that the
              Company and you reserve the right prior to any offer, sale or other transfer of the Shares (1) pursuant to clause (d) above prior to the Resale Restriction Termination Date, (2) prior to the end of the one-year restricted period within the meaning of
              Regulation S under the Securities Act or (3) pursuant to clauses
              (e) or (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and you.

         5.   We hereby make the representations and warranties deemed made by us under the section of the Offering Memorandum relating to the
              Shares entitled "Transfer Restrictions" and agree to be bound by the restrictions set forth in such section.

         6.   We have received a copy of the preliminary Offering Memorandum, dated July 21, 2003, and will receive a copy of the final Offering
              Memorandum relating to the offering of the Shares (collectively, the "Offering Memorandum") and understand that we and our
              professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Shares to the extent that the
              Company possesses the same or could acquire it without
              unreasonable effort or expense, as we and our advisor(s), if any, deem necessary to verify the accuracy of the information referred to in the Offering Memorandum pursuant to which the Company is offering the Shares to certain qualified offerees. We represent and agree that we and our professional advisor(s), if any, have asked such questions, received such answers and obtained such information as we have deemed necessary to verify the accuracy (1)
              of the information referred to in the Offering Memorandum and (2)
              of any other information that we deem relevant to making an investment decision with respect to the Shares.

         7.   In making the decision to purchase the Shares, we have relied solely upon the Offering Memorandum and independent investigation made by us.

                                      C-2

8.            We are aware that there are substantial risks incident to the purchase of the Shares, including those summarized under "Risk
              Factors" in the Offering Memorandum.

9.            We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Shares and invest in or purchase securities similar to the Shares in the normal course of our business. Alone, or together with our professional advisor(s), if any, we have adequately analyzed the risks of an investment in the Shares and determined that the Shares are a suitable investment for us, and that we or any accounts for which we are acting are able at this time and in the foreseeable future to bear the economic risk of a total loss of our investment in the Company, and we acknowledge such a possibility.

10.           We and any accounts for which we are acting are acquiring the
              Shares for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Shares in violation of the Securities Act.

11.           We are not an "affiliate" (as defined in Rule 144 under the
              Securities Act) of the Company or acting on behalf of an affiliate of the Company.

12.           We understand that there is no established market for the Shares and that no public market for the Shares may develop.

13.           We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments, agreements and binding commitment to purchase Shares set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.

14.           We hereby agree and give our binding commitment to purchase Shares of the Company, at a purchase price of $10.00 per share, for a total capital contribution in the amount of $_____________ (the
              "Subscription Amount"). The Subscription Amount will be paid to the Company upon closing of the offering of the Shares.

15.           You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any
              interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS
OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

Date:___________, 2003

                                            -------------------------
                                               (Name of Purchaser)

                                      C-3

                                    EXHIBIT D

                            FORM OF LOCK-UP AGREEMENT

                           ______________ _____, 2003

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia  22209

Ladies and Gentlemen:

         The undersigned understands and agrees as follows:

         1.     Friedman, Billings, Ramsey & Co., Inc. ("FBR") has entered into a Purchase/Placement Agreement (the "Purchase Agreement") with Quanta Capital
Holdings Ltd., a Bermuda exempted company (the "Company"), providing for (a) the initial purchase by FBR of the Company's shares, $0.01 par value per share (the
"Common Shares"), (the "Initial Shares"), (b) the grant of an option by the
Company to FBR to purchase additional Common Shares (the "Resale Option Shares"
and, collectively with the Initial Shares, the "144A Shares") within thirty days of the date of the Final Memorandum (the "Option Period"), and (c) the direct sale by the Company of Common Shares, including additional Common Shares that the Company may sell during the Option Period (the "Regulation D Shares" and, collectively with the 144A Shares, the "Shares"), for sale to certain accredited investors, in each case in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         2.     FBR will make offers and sales of the 144A Shares to Eligible
Purchasers, as defined in the Purchase Agreement, in Exempt Resales, as defined in the Purchase Agreement and will act as placement agent for the offers and sales by the Company of the Regulation D Shares (collectively, the "Offering").

         3.     In connection with the Offering and pursuant to the terms of a
Registration Rights Agreement (the "Registration Rights Agreement") to be
entered into in connection with the closing of the Offering, the Company has agreed to file with the Securities and Exchange Commission one or more registration statements providing for the resale of the Shares under the
Securities Act.

         4.     In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of FBR, which consent will not be unreasonably withheld or applied in an inconsistent manner, he, she or it will not, during the period commencing (i) on the Closing Date, as defined in the Purchase Agreement and ending one year following the Closing Date, as defined in the Purchase Agreement, and (ii) on the closing date of an offering under an IPO Registration

                                      D-1

Statement, as defined in the Registration Rights Agreement and ending on the date 180 days after the closing date of an offering under an IPO Registration
Statement, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares or any right to acquire Common
Shares (b) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Shares of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common
Shares or other securities, in cash or otherwise.

         Notwithstanding the foregoing, the undersigned may transfer any securities of the Company (including, without limitation, Common Shares) as follows: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iii) as a distribution to shareholders, partners or members of the undersigned, provided that such shareholders, partners or members agree to be bound in writing by the restrictions set forth herein; (iv) any transfer required under any benefit plans or bye-laws of the Company; (v) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in herein; (vi) with respect to sales of securities acquired in the open market or
(vii) to an entity directly or indirectly wholly owned by the undersigned or the shareholders, members or partners of the undersigned. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase Common Shares on the open market or (ii) exercise of any options or other convertible securities granted under any benefit plan of the Company.

         6.     The undersigned acknowledges that FBR is relying on the
agreements of the undersigned set forth herein in making its decision to enter into the Purchase Agreement and to continue its efforts in connection with the
Offering.

         7.     This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         8.     This Lock-up Agreement may be executed in one or more
counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [Signature Page Follows]

                                      D-2

IN WITNESS WHEREOF, the undersigned has executed this Lock-up Agreement, or caused this Lock-up Agreement to be executed, as of the date first written above.

                                       Very truly yours,

                                       -------------------------

                                       Name:
                                       Title:

                                       -------------------------

                                       -------------------------

                                       (Address)

                                      D-3